                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               THE TIMKEN COMPANY
             (Exact name of registrant as specified in its charter)

                     Ohio                                                34-0577130
         (State or other jurisdiction of                              (I.R.S. Employer
         incorporation or organization)                               Identification No.)

                1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
          (Address of principal executive offices including zip code)


                              OH&R INVESTMENT PLAN
                            (Full title of the plan)


                                 Larry R. Brown
                       Vice President and General Counsel
                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
                     (Name and address of agent for service)

                                 (330) 438-3000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                      Proposed               Proposed
       Title of                                        maximum                maximum
      securities                Amount                offering               aggregate              Amount of
         to be                   to be                price per              offering             registration
     registered(1)            registered                share                  price                   fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

     Common Stock
   without par value         25,000 shares           $ 34.97(2)            $874,250 (2)              $301.47
                                                       -----                --------                  ------
=====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the OH&R Investment Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 19, 1997.

                                     PART II


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by The Timken Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (1) Annual Report of the Company on Form 10-K for the year ended December 31, 1996;

          (2) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

          (3)  Current Report of the Company on Form 8-K dated April 15, 1997;
               and

          (4) The description of the Company's common stock, without par value, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

         All documents that shall be filed by the Company or the OH&R Investment Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 1 of Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in Exhibit 4(b) hereto and is incorporated herein by reference.

          Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

          The Company has entered into contracts with certain of its directors and officers that indemnify them against many of the types of claims that may be made against them. The company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Article IV of the Company's Amended Code of Regulations.

ITEM 8. EXHIBITS.

            4(a)  Amended Articles of Incorporation of the Company (filed as
                  Exhibit 4(a) to the Company's Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

            (b)   Amended Code of Regulations of the Company (filed as Exhibit
                  3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

            (c)   OH&R Investment Plan

            5     Opinion of Counsel

            23(a) Consent of Independent Auditors

            (b)   Consent of Counsel (included in Exhibit 5)

            24    Power of Attorney

            UNDERTAKING:

               The undersigned registrant has submitted the Plan, and will submit any amendments thereto, to the Internal Revenue Service and has made or will make, as the case may be, all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 24th day of November 1997.

                                  THE TIMKEN COMPANY



                                  By: /s/ Gene E. Little
                                      ----------------------------------------
                                      Gene E. Little
                                      Vice President - Finance

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                        Title                   Date
           ---------                        -----                   ----


*W. R. Timken, Jr.                   Chairman - Board of      November 24, 1997
 ----------------------------        Directors; Director
 W. R. Timken, Jr.

*Joseph F. Toot, Jr.                 President and Chief      November 24, 1997
 ----------------------------        Executive Officer;
 Joseph F. Toot, Jr.                 Director (Principal
                                     Executive Officer)

*Gene E. Little                      Vice President -         November 24, 1997
 ----------------------------        Finance (Principal
 Gene E. Little                      Financial and
                                     Accounting Officer)

*Robert Anderson                     Director                 November 24, 1997
 ----------------------------
 Robert Anderson

*Stanley C. Gault                    Director                 November 24, 1997
 ----------------------------
 Stanley C. Gault

*J. Clayburn Laforce, Jr.            Director                 November 24, 1997
 ------------------------
 J. Clayburn LaForce, Jr.

*Robert W. Mahoney                   Director                 November 24, 1997
 ----------------------------
 Robert W. Mahoney

*Jay A. Precourt                     Director                 November 24, 1997
 ----------------------------
 Jay A. Precourt

*John M. Timken, Jr.                 Director                 November 24, 1997
 ----------------------------
 John M. Timken, Jr.

*Ward J. Timken                      Director                 November 24, 1997
 ----------------------------
 Ward J. Timken

*Martin D. Walker                    Director                 November 24, 1997
 ----------------------------
 Martin D. Walker

*Charles H. West                     Director                 November 24, 1997
 ----------------------------
 Charles H. West

*Alton W. Whitehouse                 Director                 November 24, 1997
 ----------------------------
 Alton W. Whitehouse



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

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by Gene E. Little, Vice President - Finance of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:  November 24, 1997           By:      /S/ GENE E. LITTLE
                                             -----------------------------------
                                             Gene E. Little, Attorney-in-Fact


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

      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latrobe, State of Pennsylvania, on this 24th day of November 1997.


                                   OH&R INVESTMENT PLAN



                                   By:       /S/ SCOTT R. BOYD
                                             -----------------------------------
                                             Scott R. Boyd
                                             President of
                                             OH&R Special Steels Company

                                  EXHIBIT INDEX



Exhibit
Number                        Exhibit Description
---------                     -------------------

 4(a)               Amended Articles of Incorporation of the Company (filed as
                    Exhibit 4(a) to the Company's Registration Statement No.
                    333-02553 on Form S-8 and incorporated herein by reference)

 4(b)               Amended Code of Regulations of the Company (filed as Exhibit
                    3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

 4(c)               OH&R Investment Plan

 5                  Opinion of Counsel

23(a)               Consent of Independent Auditors

23(b)               Consent of Counsel (included in Exhibit 5 hereto)

24                  Power of Attorney

                                      II-7